UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	52-1549373
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
140 Eastshore Drive, Suite 100 Glen Allen, Virginia	23059-5755
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.375% Series D Fixed-Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-289004

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.    Description of Registrant’s Securities to be Registered.

The description of the 9.375% Series D Fixed-Rate Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”), par value $0.01 per share and liquidation value $25.00 per share, of Dynex Capital, Inc. (“Dynex” or the “Registrant”) to be registered hereunder is contained under the heading “Description of the Series D Preferred Stock” in the Registrant’s prospectus supplement dated September 22, 2026, as filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b), and under “Description of our Preferred Stock” in the accompanying base prospectus that constitutes a part of the Registrant’s Shelf Registration Statement on Form S-3 (File No. 333-289004), which became automatically effective upon filing with the SEC on July 28, 2025, which descriptions are incorporated herein by reference.

Item 2.    Exhibits.

Exhibit No.	Description
3.1	Restated Articles of Incorporation, effective May 14, 2021 (incorporated herein by reference to Exhibit 3.1 to Dynex's Current Report on Form 8-K filed May 18, 2021).
3.2
Second Articles of Amendment to the Restated Articles of Incorporation, effective as of May 21, 2025 (incorporated herein by reference to Exhibit 3.1.1 to Dynex’s Current Report on Form 8-K filed May 21, 2025).

3.3
Third Articles of Amendment to the Restated Articles of Incorporation, effective as of May 22, 2026 (incorporated herein by reference to Exhibit 3.1 to Dynex’s Current Report on Form 8-K filed May 22, 2026).

3.4	Articles of Amendment to the Restated Articles of Incorporation, effective September 29, 2026 (filed herewith).
3.5	Amended and Restated Bylaws, effective as of May 11, 2021 (incorporated herein by reference to Exhibit 3.2 to Dynex’s Current Report on Form 8-K filed May 12, 2021).
4.1	Specimen of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Dynex's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019).
4.2
Specimen of 6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock Certificate (incorporated herein by reference to Exhibit 4.4 to Dynex's Registration Statement on Form 8-A12B filed February 18, 2020).

4.3	Specimen of 9.375% Series D Fixed-Rate Cumulative Redeemable Preferred Stock Certificate (filed herewith).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DYNEX CAPITAL, INC.

/s/ Michael A. Angelo
	By:	Michael A. Angelo
Chief Legal Officer and Corporate Secretary

Date: September 29, 2026